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Exhibit 99.2

Forward-looking statements

        This report includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. The words "believes," "anticipates," "plans," "expects," "intends," "estimates" and similar expressions are intended to identify forward-looking statements. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance and achievements, industry results, to be materially different from any future results, performance and achievements expressed or implied by such forward-looking statements.

        All forward-looking statements included in this report are based on information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this report.

The transactions

        On January 25, 2005, we made a tender offer and commenced a related consent solicitation for all of our outstanding 9 5/8% senior notes due 2011 (the "existing senior notes"), of which $280.0 million in aggregate principal amount is currently outstanding. The proceeds of the offering of our senior second lien secured floating rate notes (the "notes") will be used, in part, to repurchase the existing senior notes from holders that agree to tender their existing senior notes prior to the closing of the offering (provided that over 50% of the aggregate principal amount of the existing senior notes which are not held by us or our affiliates are tendered prior to the closing) and to prepay our sponsor advisory fees and the special dividends on our parent Worldspan Technologies Inc., ("WTI") Class B Common Stock, referred to herein as WTI Class B dividends. The tender offer will remain open until February 22, 2005. At the end of such period, we will repurchase those notes that were tendered after the closing of the offering. An affiliate of Citigroup Venture Capital Equity Partners, L.P., or CVC, owns approximately $30.0 million of these notes and, if such notes are tendered, will receive the tender offer purchase price for these notes.

        In addition, in connection with the refinancings, we expect to redeem our outstanding subordinated seller note which was originally issued to American Airlines in connection with the Acquisition and is currently held by affiliates of CVC. We plan to redeem the subordinated seller notes, which as of September 30, 2004 had an outstanding principal amount of approximately $42.5 million, in exchange for a combination of cash and additional holding company subordinated notes issued by WTI. The amount of cash consideration to be paid by us is expected to be approximately $9.1 million.

        Following the offering of the notes, we expect to enter into a senior credit facility (the "new senior credit facility"), which will have a first priority lien on the collateral securing the notes. We expect that the new senior credit facility will consist of a revolving credit facility in the amount of $40.0 million and a term loan facility in the amount of $400.0 million. The proceeds of the new senior credit facility will be used to redeem the WTI preferred stock.

        We refer to the tender offer and consent solicitation, the refinancing of our existing senior credit facility with a new senior credit facility, the redemption of the WTI preferred stock, the redemption of our subordinated seller notes and the prepayment of our sponsor advisory fees and the WTI Class B dividends as the "Transactions."

Use of proceeds

        The net proceeds from the offering of the notes after deducting the initial purchasers' discounts and expenses of the offering, which are expected to be approximately $340.0 million, together with the proceeds from the financings described below, will be used to refinance our existing credit facility, finance the tender offer and consent solicitation for our existing senior notes, redeem up to 100% of WTI's preferred stock, prepay our sponsor advisory fees and the WTI Class B dividends, redeem our existing holding company subordinated seller notes in exchange for a combination of cash and additional holding company subordinated notes issued by WTI and pay related fees and expenses.

        Our existing senior credit facility bears interest at LIBOR plus 3.75% and matures on June 30, 2007. Our existing senior notes bear interest at 9 5/8% and mature on June 15, 2011. Our equity sponsors, along with members of our management and board of directors, own the WTI preferred stock. Such equity sponsors, directors and management will receive their pro rata share of the portion of the net proceeds of this offering that is used to redeem the WTI preferred stock. Affiliates of CVC own our existing holding company subordinated seller notes.

        The following table sets forth the estimated sources and uses of funds in connection with the Transactions as if the Transactions had closed on September 30, 2004:

(Dollars in thousands)	Amount

Sources of Funds:
Cash and cash equivalents	$39,379
Borrowings under new senior credit facility	400,000
Notes offered hereby	350,000
Holding company subordinated notes	43,672

Total sources	$833,051

Uses of Funds:
Repayment of existing senior credit facility	58,488
Repurchase of existing senior notes(1)	280,000
Repurchase of WTI preferred stock	361,972
Redeem subordinated seller notes	42,509
Prepayment of advisory fees and Class B dividends(2)	7,700
Accrued interest on existing senior credit facility and existing senior notes	8,101
Estimated fees and expenses(3)	74,281

Total uses	$833,051

(1)
Assumes that 100% of our outstanding existing senior notes tender in our tender offer and consent solicitation.

(2)
Represents approximately $4.6 million to terminate our advisory fees payable to CVC Management LLC and approximately $3.1 million to prepay the special dividend payable on the WTI Class B Common Stock, each of which may be paid by us on or before December 31, 2005.

(3)
Includes approximately $49 million for the tender offer premium and consent fee in connection with our tender offer and consent solicitation for our existing senior notes and approximately $9 million of premium paid in connection with our redemption of the subordinated seller notes to affiliates of CVC, as well as the initial purchasers' discounts, fees and expenses related to the new senior credit facility and other fees and expenses in connection with the Transactions.

Capitalization

        The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2004, on an actual basis, and as adjusted to give pro forma effect to the Transactions and the application of the proceeds thereof in accordance with the information contained in "Use of proceeds" as if they had occurred on September 30, 2004. The table below should be read in conjunction with the unaudited pro forma condensed consolidated financial statements and our consolidated financial statements and related notes included elsewhere in this offering memorandum.

	As of September 30, 2004
(Dollars in thousands)	Actual	(As adjusted) pro forma

Cash and cash equivalents	$75,038	$35,659

Senior credit facility:(1)
Revolving credit facility	$—	$—
Term loan facility	58,488	400,000
Capital leases	77,175	77,175
Senior notes(2)	280,000	—
Senior second lien secured floating rate notes offered hereby	—	350,000

Total debt	415,663	827,175
Partners' capital(3)	462,008	32,552

Total capitalization	$877,671	$859,727

(1)
Assuming the completion of the Transactions on September 30, 2004, on a pro forma basis, we would have approximately $40.0 million of unused borrowing capacity under the revolving credit facility.

(2)
Assumes that 100% of our outstanding existing senior notes tender in our tender offer and consent solicitation.

(3)
The reduction in partners' capital reflects (i) a downward adjustment of $362.0 million relating to the redemption of the WTI preferred stock, (ii) a downward adjustment of $51.6 million relating to the redemption of the WTI subordinated seller notes (including fees), (iii) an upward adjustment of $43.7 million relating to the issuance of the new holding company subordinated notes, (iv) a downward adjustment of $10.8 million relating to the writeoff of unamortized debt issuance costs and (v) a downward adjustment of $48.8 million relating to the payment of fees for our tender offer and consent solicitation for our existing senior notes.

Unaudited pro forma condensed consolidated
financial statements

        The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the effects of the following transactions on our historical financial position and results of operations:

  (i)
  the acquisition by WTI of the general partnership interest and, indirectly through its wholly-owned subsidiaries, the limited partnership interests of Worldspan, L.P., known herein as the Acquisition; and

  (ii)
  the Transactions.

        Historical amounts for the year ended December 31, 2003 are derived from our audited 2003 consolidated financial statements. Historical amounts as of and for the nine months ended September 30, 2004 and for the nine months ended September 30, 2003 are derived from our unaudited consolidated financial statements.

        The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. These adjustments are more fully described in the notes to the pro forma condensed consolidated financial statements below.

        The unaudited pro forma condensed consolidated balance sheet at September 30, 2004 assumes that the Transactions took place on that date. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2003 and 2004, the year ended December 31, 2003 and the twelve months ended September 30, 2004 assume that the Transactions described above took place on January 1, 2003, the beginning of our 2003 fiscal year. Such information is not necessarily indicative of our financial position or results of operations that would have occurred if the Transactions had been consummated as of the dates indicated, nor should it be construed as being a representation of our future financial position or results of operations.

        The unaudited pro forma condensed consolidated financial statements should be read in conjunction with "Management's discussion and analysis of financial condition and results of operations" and our consolidated financial statements, the related notes and the other financial information included in our filings with the Securities and Exchange Commission.

Unaudited pro forma condensed consolidated
statement of operations
for the year ended December 31, 2003

	Predecessor basis	Successor basis
(Dollars in thousands)	Six months ended June 30, 2003	Six months ended December 31, 2003	Acquisition pro forma adjustments		Acquisition pro forma	Pro forma adjustments for the Transactions		Pro forma

Revenues:
Electronic travel distribution	$414,933	$396,488	$—		$811,421	$—		$811,421
Information technology services	52,539	32,974	(8,333)	(b)	68,847	—		68,847
			(8,333)	(b)

Total revenues	467,472	429,462	(16,666)		880,268	—		880,268
Operating expenses:
Cost of revenues	341,828	330,618	3,408	(d)	677,136	—		677,136
			1,282	(c)
Selling, general and administrative	76,141	72,724	750	(e)	149,615	(1,500	)(m)	149,021
						906	(m)
Amortization of intangible assets	—	18,270	18,270	(d)	36,540	—		36,540

Total operating expenses	417,969	421,612	23,710		863,291	(594)		862,697
Operating income	49,503	7,850	(40,376)		16,977	594		17,571
Other income/(expense):
Interest expense, net	(2,355)	(20,596)	(2,677)	(f)	(40,414)	6,002	(i)	(47,668)
			(13,475)	(f)		26,950	(i)
			(1,311)	(f)		2,622	(i)
						(15,712)	(i)
						(24,080)	(i)
						(3,036)	(i)
Loss on extinguishment of debt	—	—	—		—	(48,750)	(k)	(59,576)
						(7,505)	(j)
						(3,321)	(j)
Change-in-control expense	(17,259)	—	17,259	(g)	—	—		—
Other, net	(1,331)	(965)	—		(2,296)	—		(2,296)

Total other expense, net	(20,945)	(21,561)	(204)		(42,710)	(66,830)		(109,540)

Income (loss) before taxes	28,558	(13,711)	(40,580)		(25,733)	(66,236)		(91,969)
Income tax expense	144	989	—		1,133	—		1,133

Net income (loss)	$28,414	$(14,700)	$(40,580)		$(26,866)	$(66,236)		$(93,102)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Unaudited pro forma condensed consolidated
statement of operations
for the nine months ended September 30, 2003

	Predecessor basis	Successor basis
(Dollars in thousands)	Six months ended June 30, 2003	Three months ended September 30, 2003	Acquisition pro forma adjustments		Acquisition pro forma	Pro forma adjustments for the Transactions		Pro forma

Revenues:
Electronic travel distribution	$414,933	$212,916	$—		$627,849	$—		$627,849
Information technology services	52,539	16,598	(8,333)	(b)	52,471	—		52,471
			(8,333)	(b)

Total revenues	467,472	229,514	(16,666)		680,320	—		680,320
Operating expenses:
Cost of revenues	341,828	169,193	3,408	(d)	515,711	—		515,711
			1,282	(c)
Selling, general and administrative	76,141	34,648	750	(e)	111,539	(1,125	)(m)	111,093
						679	(m)
Amortization of intangible assets	—	9,136	18,270	(d)	27,406	—		27,406

Total operating expenses	417,969	212,977	23,710		654,656	(446)		654,210
Operating income	49,503	16,537	(40,376)		25,664	446		26,110
Other income/(expense):
Interest expense, net	(2,355)	(10,319)	(2,677)	(f)	(30,137)	4,421	(i)	(35,671)
			(13,475)	(f)		20,213	(i)
			(1,311)	(f)		1,967	(i)
						(11,798)	(i)
						(18,060)	(i)
						(2,277)	(i)
Loss on extinguishment of debt	—	—	—		—	(48,750)	(k)	(59,576)
						(7,505)	(j)
						(3,321)	(j)
Change-in-control expense	(17,259)	—	17,259	(g)	—			—
Other, net	(1,331)	240	—		(1,091)	—		(1,091)

Total other expense, net	(20,945)	(10,079)	(204)		(31,228)	(65,110)		(96,338)

Income (loss) before taxes	28,558	6,458	(40,580)		(5,564)	(64,664)		(70,228)
Income tax expense	144	87	—		231	—		231

Net income (loss)	$28,414	$6,371	$(40,580)		$(5,795)	$(64,664)		$(70,459)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Unaudited pro forma condensed consolidated
statement of operations
for the nine months ended September 30, 2004

(Dollars in thousands)	Historical nine months ended September 30, 2004	Pro forma adjustments for the Transactions		Pro forma

Revenues:
Electronic travel distribution	$682,963	$—		$682,963
Information technology services	48,159	—		48,159

Total revenues	731,122	—		731,122
Operating expenses:
Cost of revenues	524,860	—		524,860
Selling, general and administrative	95,434	(1,125	)(m)	94,988
		679	(m)
Amortization of intangible assets	27,405	—		27,405

Total operating expenses	647,699	(446)		647,253
Operating income	83,423	446		83,869
Other income/(expense):
Interest expense, net	(30,758)	3,733	(i)	(38,825)
		20,213	(i)
		2,800	(i)
		(13,163	)(i)
		(19,373	)(i)
		(2,277	)(i)
Loss on extinguishment of debt	—	(48,750	)(k)	(59,576)
		(7,505	)(j)
		(3,321	)(j)
Other, net	(1,167)	—		(1,167)

Total other expense, net	(31,925)	(67,643)		(99,568)

Income before taxes	51,498	(67,197)		(15,699)
Income tax expense	3,987	—		3,987

Net income	$47,511	$(67,197)		$(19,686)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Unaudited pro forma condensed consolidated
statement of operations
for the twelve months ended September 30, 2004

(Dollars in thousands)	Historical twelve months ended September 30, 2004	Pro forma adjustments for the Transactions		Pro forma

Revenues:
Electronic travel distribution	$866,535	$—		$866,535
Information technology services	64,535	—		64,535

Total revenues	931,070	—		931,070
Operating expenses:
Cost of revenues	686,285	—		686,285
Selling, general and administrative	133,510	(1,500	)(m)	132,916
		906	(m)
Amortization of intangible assets	36,539	—		36,539

Total operating expenses	856,334	(594)		855,740
Operating income	74,736	594		75,330
Other income/(expense):
Interest expense, net	(41,035)	5,314	(i)	(50,821)
		26,950	(i)
		3,456	(i)
		(17,077	)(i)
		(25,393	)(i)
		(3,036	)(i)
Loss on extinguishment of debt	—	(48,750	)(k)	(59,576)
		(7,505	)(j)
		(3,321	)(j)
Other, net	(2,372)	—		(2,372)

Total other expense, net	(43,407)	(69,362)		(112,769)

Income (loss) before taxes	31,329	(68,768)		(37,439)
Income tax expense	4,889	—		4,889

Net income (loss)	$26,440	$(68,768)		$(42,328)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Unaudited pro forma condensed consolidated
balance sheet
as of September 30, 2004

(Dollars in thousands)	Historical September 30, 2004(a)	Pro forma adjustments for the Transactions		Pro forma September 30, 2004

Assets
Current Assets:
Cash and cash equivalents	$75,038	$(39,379	)(h)	$35,659
Trade accounts receivable, net	133,840	—		133,840
Prepaid expenses and other current assets	17,068	—		17,068

Total current assets	225,946	(39,379)		186,567
Property and equipment, net	122,798	—		122,798
Deferred charges	32,623	—		32,623
Debt issuance costs, net	10,826	16,460	(h)	16,460
		(7,505	)(j)
		(3,321	)(j)
Goodwill	114,435	—		114,435
Other intangible assets, net	597,933	—		597,933
Investments	804	—		804
Other long-term assets	21,776	7,700	(m)	29,476

Total assets	$1,127,141	$(26,045)		$1,101,096

Liabilities and Partners' Capital
Current liabilities:
Accounts payable	$11,244	$—		$11,244
Accrued expenses	163,991	(8,101	)(h)	155,890
Current portion of capital lease obligations	19,202	—		19,202
Current portion of long-term debt	10,373	(10,373	)(h)	4,000
		4,000	(h)

Total current liabilities	204,810	(14,474)		190,336
Long-term portion of capital lease obligations	57,973	—		57,973
Term loan facility under senior credit facility	48,115	(48,115	)(h)	396,000
		396,000	(h)
Senior notes	280,000	(280,000	)(h)	—
Senior second lien secured floating rate notes	—	350,000	(h)	350,000
Pension and postretirement benefits	63,109	—		63,109
Other long-term liabilities	11,126			11,126

Total liabilities	665,133	403,411		1,068,544
Partners' capital	462,008	(48,750	)(k)	32,552
		(7,505	)(j)
		(3,321	)(j)
		(361,972	)(l)
		(9,071	)(n)
		43,672	(n)
		(42,509	)(n)

Total liabilities and Partners' capital	$1,127,141	$(26,045)		$1,101,096

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Notes to unaudited pro forma condensed consolidated
financial statements
(dollars in thousands)

        The unaudited pro forma condensed consolidated financial statements as of September 30, 2004 and for the nine months ended September 30, 2003 and the year ended December 31, 2003 give effect to the following adjustments related to the Acquisition. These adjustments do not affect the unaudited pro forma condensed consolidated statements of operations for the nine and twelve months ended September 30, 2004, as they are already reflected in the historical accounts for that period:

  (a)
  The Acquisition was accounted for as a purchase in the historical amounts in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. The adjustments reflect the Acquisition financing and purchase accounting adjustments as follows (dollars in thousands):

Funds used for the Acquisition:
Equity contributions	$348,618
Proceeds from our existing senior credit facility	125,000
Proceeds from the existing senior notes	280,000
Proceeds from the existing subordinated seller notes	84,000
Excess cash	(8,686)

Total funds used for the Acquisition	$828,932

Book value of net assets acquired(1)	$37,527
Additional fair value of tangible assets acquired	19,110
Additional fair value of liabilities assumed	(10,268)
Deferred financing costs related to old term loan and the existing senior notes	14,937
Additional fair value of identifiable intangible assets acquired	767,626

Total net assets acquired, at fair value	$828,932

  The assets and liabilities deemed to be acquired pursuant to the purchase agreement are recorded at fair value. The intangible assets acquired and their respective estimated values are as follows (dollars in thousands):

Customer contracts—traditional	$189,693
Customer contracts—online	131,925
Customer contracts—FASA	33,152
Customer contracts—supplier IT services	2,974
Developed technology	236,837
Trade names	72,142
Goodwill	114,435

          Customer contracts consist of agency relationships with useful lives of 11 years, e-commerce contracts with useful lives of 8 years, FASA contracts with useful lives of 15 years and IT services contracts with useful lives of 5 years. Developed technology has a useful life of 11 years, and trade names have indefinite useful lives.

  (1)
  The purchase agreement provided that we would retain $30,000 cash at the closing of the Acquisition. The book value of net assets acquired includes an adjustment of $13,931 to reflect the distribution of cash in excess of $30,000 at June 30, 2003 to the seller airlines.

  (b)
  We record credits provided under the FASAs as contra-information technology services revenue in accordance with EITF No. 01-9 at a rate of $2,778 per month or $33,333 per year. Since we entered into the FASAs on June 30, 2003 in connection with the Acquisition, we recorded contra-information technology services revenue for the period of July 1, 2003 through December 31, 2003 of $8,333 for the Delta FASA and $8,333 for the Northwest

    FASA. To reflect the pro forma effect of entering into both FASAs as of January 1, 2003, we would have recorded additional contra-information technology services revenue for the period ending December 31, 2003 of $8,333 for the Delta FASA and $8,333 for the Northwest FASA.

  (c)
  To reflect the additional annual depreciation expense included in cost of revenues resulting from $19,110 increase in the basis of property and equipment acquired at June 30, 2003 based on estimated useful lives of three to nineteen years.

(Dollars in thousands)	Year ended December 31, 2003

Depreciation, historical	$48,631
Depreciation, after adjustments	49,913
Additional cost of revenues	1,282

  (d)
  To reflect the amortization of intangible assets on a straight line basis over periods ranging from five to fifteen years. Amortization related to developed software is included in costs of revenues, and amortization related to customer relationships is included in amortization of intangible assets. In accordance with SFAS 142, Goodwill and Other Intangible Assets, values related to trade names and to goodwill resulting from the Acquisition are not amortized.

(Dollars in thousands)	Year ended December 31, 2003

Amortization, historical	$36,646
Amortization, after adjustments	58,324
Additional cost of revenues	3,408
Additional amortization of intangible assets	18,270

  (e)
  To reflect the additional selling, general and administrative expenses relating to the advisory fees of $1,500 annually to be paid to WTI under its advisory agreement with us. See "Certain relationships and related transactions—Advisory agreements."

(Dollars in thousands)	Year ended December 31, 2003

Advisory fees, historical	$750
Advisory fees, after adjustments	1,500
Additional expense	750

  (f)
  To reflect the increase in interest expense as a result of (i) the annual interest expense associated with $125,000 of variable rate (5.13% at assumed Acquisition closing date) debt under the old term loan facility portion of our existing senior credit facility payable in quarterly installments over a 48 month period of four years, (ii) the annual interest expense associated with the $280,000 of senior notes and (iii) the annual amortization of debt issuance costs on our existing senior credit facility.

(Dollars in thousands)	Year ended December 31, 2003

Additional interest on the $125,000 old term loan for the first six months of the year	$2,677
Additional interest on the existing senior notes for the first six months of the year	13,475
Additional debt issuance cost amortization for the first six months of the year	1,311

          The actual interest rate on the variable rate indebtedness incurred to consummate the Acquisition could vary from those used to compute the above adjustment of interest expense. A one-eighth percent increase in these rates would increase interest expense for the year ended December 31, 2003 by approximately $62.

  (g)
  In the historical statement of operations, the change-in-control expense was recorded in the period prior to the closing of the Acquisition. To reflect the pro forma effect of the Accquisitions occurring on January 1, 2003, this expense is removed from the pro forma statement of operations, as the charge would have been recorded in the previous period.

          The unaudited pro forma condensed consolidated financial statements give effect to the following adjustments related to the Transactions:

  (h)
  The adjustments reflect the Transactions as follows (dollars in thousands):

Funds used for the Transaction:
Repay current portion of existing senior credit facility	$10,373
Repay long term portion of existing senior credit facility	48,115
Repurchase existing senior notes(2)	280,000
Redeem WTI Series A Preferred Stock	361,972
Redeem seller notes	42,509
Redemption fee on seller notes	9,071
Accrued interest on existing senior credit facility and existing senior notes	8,101
Prepay advisory fees and Class B dividend	7,700
Pay tender fees	48,750
Pay debt issuance costs to be capitalized	16,460

Total funds used for the Transaction	$833,051

Sources of funds used for the Transaction:
Proceeds from our new senior credit facility—long term portion	$396,000
Proceeds from our new senior credit facility—current portion	4,000
Proceeds from floating rate second priority senior secured notes	350,000
Holding company subordinated notes	43,672
Available cash(2)	39,379

Total sources of funds used for the Transactions	$833,051

  (2)
  Assumes that 100% of our existing senior notes tender in our tender offer and consent solicitation.

  (i)
  As discussed in note (h), certain proceeds of this offering and our new senior credit facility are to be used to reduce certain of our obligations. We have recorded adjustments to reflect the decrease in interest expense as a result of (i) the removal of the interest expense associated with the $125,000 of variable rate debt under the term loan facility portion of our senior credit facility repaid with the proceeds of the offering, (ii) the removal of the interest expense associated with the $280,000 of senior notes, and (iii) the removal of the amortization of the original debt issuance costs; and the increase in interest expense as a result of (i) the interest expense associated with $400,000 of variable rate (3.9% at January 1, 2003) debt under the term loan facility portion of our new senior credit facility payable in quarterly installments over an estimated 60 month period of 5 years, (ii) the interest expense associated with $350,000 of variable rate debt under the floating rate second priority senior secured notes payable in quarterly installments over an estimated 72 month period of 6 years and (iii) the interest expense associated with the amortization of the portion of the allocated debt issuance costs on our new senior credit facility and the floating rate second priority senior secured notes that must be capitalized in accordance with generally accepted accounting principles.

(Dollars in thousands)	Year ended December 31, 2003	Nine months ended September 30, 2003	Nine months ended September 30, 2004	Twelve months ended September 30, 2004

Removal of interest on the $125,000 old term loan	$6,002	$4,421	$3,733	$5,314
Removal of interest on the $280,000 existing senior notes	26,950	20,213	20,213	26,950
Removal of original debt issuance cost amortization	2,622	1,967	2,800	3,456
Additional interest on the $400.0 million new term loan	(15,712)	(11,798)	(13,163)	(17,077)
Additional interest on the $350.0 million floating rate second priority senior secured notes	(24,080)	(18,060)	(19,373)	(25,393)
Additional amortization of debt issuance costs associated with the new term loan and floating rate second priority senior secured notes	(3,036)	(2,277)	(2,277)	(3,036)

            The actual interest rate on the variable rate indebtedness incurred to consummate the Transactions could vary from those used to compute the above adjustment of interest expense. A one-eighth percent increase in these rates would increase interest expense for the year ended December 31, 2003, the nine months ended September 30, 2003 and 2004, and the twelve months ended September 30, 2004 by approximately $900, $700, $700 and $900, respectively.

  (j)
  When the $280,000 existing senior notes and the existing term loan are repaid, $7,505 and $3,321, respectively of debt issuance costs will be written off. This reduction, which represents the remaining balance of the debt issuance costs on the existing senior notes and the existing term loan at September 30, 2004, is shown as a decrease to Partners' capital on the pro forma balance sheet. This decrease is offset by the new debt issuance costs of $16,460 in order to arrive at the addition to debt issuance costs on the pro forma balance sheet. This expense is shown as a loss on extinguishment of debt in the pro forma condensed consolidated statements of operations. For purposes of the term loan, we have treated it as an extinguishment of debt based on the assumption that the bank syndicate will differ from the old term loan to the new term loan. If the syndicate were to remain the same, or substantially the same, then we would make a prorata allocation between expense and capitalization.

  (k)
  In order to repurchase the existing senior notes, we expect to pay tender and consent fees of $48,750 (assuming that 100% of our outstanding existing senior notes tender in our tender offer and consent solicitation), which will be expensed at the time of payment. This expense is shown as a loss on extinguishment of debt in the pro forma condensed consolidated statements of operations and as a reduction to Partners' capital on the pro forma balance sheet.

  (l)
  Certain proceeds of the notes offering are to be used to redeem the WTI Series A Preferred Stock. This will be treated as a partner distribution to WTI and is therefore reflected as a reduction to Partners' capital on the pro forma balance sheet.

  (m)
  Certain proceeds of the notes offering are to be used to prepay the WTI advisory fees. As a result, we have recorded a prepaid asset of $7,700 on the pro forma balance sheet, which represents the present value of the future payments. Amortization of this prepaid will be recognized as selling, general and administrative expense over eight and a half years, which is the remaining term of the WTI advisory agreement.

  (n)
  In conjunction with the notes offering, we will redeem the WTI subordinated seller notes and issue new holding company subordinated notes. In order to redeem the subordinated seller notes, we expect to pay fees of approximately $9,071. This redemption, including related fees, will be treated as a partner distribution to WTI and is therefore reflected as a reduction to Partner's capital on the pro forma balance sheet. The new holding company subordinated notes will be treated as an equity investment and are therefore reflected as an increase to Partner's capital on the pro forma balance sheet.

Selected historical financial data

        The following table sets forth certain of our historical financial data. We have derived the selected historical consolidated financial data as of December 31, 2002 and 2003 and for the fiscal years ended December 31, 2001 and 2002 and for the six months ended June 30, 2003 and December 31, 2003 from our audited financial statements and related notes included elsewhere in this offering memorandum. We have derived the selected historical consolidated financial data as of December 31, 1999, 2000 and 2001 and for the fiscal years ended December 31, 1999 and 2000 from our audited financial statements and related notes, which are not included in this report. We have derived the selected historical consolidated financial data as of June 30, 2003 and September 30, 2003 from our unaudited financial statements and related notes, which are not included in this report. We have derived the selected historical consolidated financial data as of September 30, 2004 and for the three months ended September 30, 2003 and the nine months ended September 30, 2004 from our unaudited financial statements and related notes included elsewhere in this report. The selected historical consolidated financial data set forth below are not necessarily indicative of the results of future operations and should be read in conjunction with the discussion under the heading "Management's discussion and analysis of financial condition and results of operations," and the historical consolidated financial statements and accompanying notes included in our filings with the Securities and Exchange Commission.

        We were acquired on June 30, 2003 in a business combination accounted for under the purchase method of accounting. Accordingly, the financial data set forth below includes a predecessor basis and a successor basis. As a result of the Acquisition, our assets and liabilities were adjusted to their estimated fair values. In addition, our statements of operations for the successor basis include interest expense resulting from indebtedness incurred to finance the Acquisition and amortization of intangible assets related to the Acquisition. Therefore, our successor basis financial data generally is not comparable to our predecessor basis financial data.

Predecessor basis	Successor basis
Year ended December 31,	Six months ended June 30,	Three months ended September 30,	Six months ended December 31,	Nine months ended September 30,
(Dollars in thousands)	1999	2000	2001	2002	2003	2003	2003	2004

(unaudited)	(unaudited)
Statement of income data:
Revenues:
Electronic travel distribution	$581,768	$665,176	$762,304	$807,095	$414,933	$212,916	$396,488	$682,963
Information technology services	120,336	122,345	126,049	107,774	52,539	16,598	32,974	48,159

Total revenues	702,104	787,521	888,353	914,869	467,472	229,514	429,462	731,122
Operating expenses:
Cost of revenues excluding developed technology amortization	402,463	506,023	588,633	605,845	334,469	163,685	319,603	508,337
Developed technology amortization	28,646	10,587	12,827	15,244	7,359	5,508	11,015	16,523

Total cost of revenues	431,109	516,610	601,460	621,089	341,828	169,193	330,618	524,860
Selling, general and administrative expenses	197,233	187,736	206,315	181,813	76,141	34,648	72,724	95,434
Amortization of intangible assets	—	—	—	—	—	9,136	18,270	27,405

Total operating expenses	628,342	704,346	807,775	802,902	417,969	212,977	421,612	647,699
Operating income	73,762	83,175	80,578	111,967	49,503	16,537	7,850	83,423
Other income (expense):
Interest income (expense), net	7,861	4,159	(703)	(3,396)	(2,355)	(10,319)	(20,596)	(30,758)
Change-in-control expense	—	—	—	—	(17,259)	—	—	—
Other, net	24,833	18,038	(17,596)	(2,494)	(1,331)	240	(965)	(1,167)

Total other income (expense), net	32,694	22,197	(18,299)	(5,890)	(20,945)	(10,079)	(21,561)	(31,925)
Income before provision for income taxes	106,456	105,372	62,279	106,077	28,558	6,458	(13,711)	51,498
Income tax expense (benefit)	5,859	1,129	(890)	1,258	144	87	989	3,987

Net income (loss)	$100,597	$104,243	$63,169	$104,819	$28,414	$6,371	$(14,700)	$47,511

Balance sheet data (at end of period):
Cash and cash equivalents	$140,417	$141,175	$85,941	$132,101	$43,931	$38,906	$43,746	$75,038
Working capital (deficit)(1)	68,378	86,236	22,687	62,831	(20,542)	(17,465)	(17,729)	21,136
Property and equipment	159,880	148,483	127,538	115,610	110,711	121,493	120,510	122,798
Total assets	481,096	509,543	427,894	454,866	385,801	1,163,679	1,119,495	1,127,141
Total debt(2)	48,969	63,162	77,818	93,556	96,807	494,711	464,138	415,663
Partners' capital	224,809	246,547	137,356	135,602	54,226	439,147	416,552	462,008

Other data:
Total transactions using the Worldspan system:(3)
Online (in thousands)	14,608	33,283	54,790	75,896	45,058	24,048	45,201	78,204
Traditional (in thousands)	139,622	139,353	140,774	116,370	54,064	26,250	48,397	79,731

Total transactions (in thousands)	154,230	172,636	195,564	192,266	99,122	50,298	93,598	157,935
EBITDA(4)	$172,215	$165,328	$164,003	$191,182	$81,825	$43,193	$60,805	$160,294
EBITDA margin(5)	24.5%	21.0%	18.5%	20.9%	17.5%	18.8%	14.2%	21.9%
Adjusted EBITDA(6)	172,215	165,328	186,712	197,325	86,425	43,193	60,939	164,085
Adjusted EBITDA margin(7)	24.5%	21.0%	21.0%	21.6%	18.5%	18.8%	14.2%	22.4%
Depreciation and amortization	$98,453	$82,153	$83,425	$79,215	$32,322	$26,656	$52,955	$76,871
Capital expenditures(8)	67,120	67,226	56,653	56,484	22,840	6,459	29,490	33,941
Distributions	250,000	80,000	175,000	100,000	110,000	—	—	—
Ratio of earnings to fixed charges(9)	10.7	x	11.8	x	6.6	x	12.6	x	7.4	x	1.5	x	0.4	x	2.5	x

(1)
Working capital is calculated as current assets (including cash and cash equivalents) minus current liabilities.

(2)
Includes existing senior notes, term loan and assets acquired under capital leases.

(3)
We designate each travel agency for which we process transactions as traditional or online based on management's belief as to whether a travel agency is traditional or online. The historical transaction data set forth above reflects the designations which were in effect for each period presented. We evaluate the classification of our travel agencies on a monthly basis and reclassify them as appropriate. Upon a reclassification of a travel agency, all transactions for such travel agency are correspondingly reclassified for all historical and subsequent periods. Accordingly, to the extent we change a designation for a travel agency, the transactions for such travel agency may be reflected in different categories at different times. Based on a recent evaluation of the classifications, we generated total online transactions of 55,753 and 74,939 for the years ended December 31, 2001 and 2002, 44,247 for the six months ended June 30, 2003, 24,048 for the three months ended September 30, 2003, 44,601 for the six months ended December 31, 2003 and 78,204 for the nine months ended September 30, 2004.

(4)
EBITDA is defined as operating income plus depreciation and amortization. This definition is not compliant with that permitted by the SEC in Regulation G and Item (10) of Regulation S-K, such definition being net income before depreciation, amortization, interest expense and income tax expense. We consider EBITDA a measure of our liquidity. Management uses this measure as an indicator of cash generated from operating activities. Further, it provides management with a consistent measurement tool for evaluating the operating activities of a business unit before investing activities, interest and taxes. EBITDA is not an indicator of financial performance under generally accepted accounting principles and may not be comparable to similarly captioned information reported by other companies. In addition, it does not replace net income, operating income, or cash flow provided by operating activities as indicators of operating performance. Management believes the most directly comparable GAAP financial measure is "net cash provided by operating activities" presented in the Consolidated Statement of Cash Flows. EBITDA is reconciled directly to net cash provided by operating activities as follows:

	Predecessor basis					Successor basis
	Year ended December 31,				Six months ended June 30, 2003	Three months ended September 30, 2003	Six months ended December 31, 2003	Nine months ended September 30, 2004
(Dollars in thousands)	1999	2000	2001	2002

						(unaudited)		(unaudited)
EBITDA	$172,215	$165,328	$164,003	$191,182	$81,825	$43,193	$60,805	$160,294
Depreciation and amortization	(98,453)	(82,153)	(83,425)	(79,215)	(32,322)	(26,656)	(52,955)	(76,871)
Interest income	13,238	8,583	5,812	2,085	401	166	295	399
Interest expense	(5,377)	(4,424)	(6,515)	(5,481)	(2,756)	(10,485)	(20,891)	(31,157)
Gain on sale of marketable securities or investment in other entity	30,256	—	9,148	—	—	—	—	953
Equity in (loss) gain of investees, net	—	(3,487)	(2,141)	68	130	161	278	56
Write-down of impaired investments	—	(16,627)	(19,784)	(10,330)	—	—	(1,232)	(1,498)
Change-in-control expense	—	—	—	—	(17,259)	—	—	—
Other, net	(5,423)	38,152	(4,819)	7,768	(1,461)	79	(11)	(678)
Income tax (expense) benefit	(5,859)	(1,129)	890	(1,258)	(144)	(87)	(989)	(3,987)

Net income (loss)	100,597	104,243	63,169	104,819	28,414	6,371	(14,700)	47,511
Depreciation and amortization	98,453	82,153	83,425	79,215	32,322	26,656	52,955	76,871
Amortization of debt issuance costs	—	—	—	—	—	656	1,311	2,799
Non-cash stock-based compensation	—	—	—	—	—	—	134	2,501
Gain on sale of marketable securities or investment in other entity	(30,256)	—	(9,148)	—	—	—	—	(953)
Equity in loss (gain) of investees, net	—	3,487	2,141	(68)	(130)	—	(278)	(56)
Write-down of impaired investments	—	16,627	19,784	10,330	—	—	1,232	1,498
Loss on disposal of property and equipment, net	(1,482)	498	2,608	826	1,010	194	610	444
Change in working capital and other, net	14,000	(26,808)	(773)	(8,373)	(20,593)	(21,190)	9,664	(18,698)

Net cash provided by operating activities	$181,312	$180,200	$161,206	$186,749	$41,023	$12,687	$50,928	$111,917

(5)
EBITDA margin is the ratio of EBITDA to total revenues.

(6)
Adjusted EBITDA is defined as EBITDA plus certain items that we believe are not indicative of our future operating performance. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles or a measure of our liquidity and may not be comparable to similarly captioned information reported by other companies. In addition, it does not replace net income, operating income or cash flow provided by operating activities as indicators of operating performance. We believe Adjusted EBITDA provides a useful indicator of levels of our financial performance and is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. 2001 Adjusted EBITDA excludes: (i) $7.2 million in charges related to post-911 work force reduction; (ii) $8.2 million in charges related to the discontinued participation of Delta, Northwest and TWA in a travel agency inducement program; and (iii) $7.4 million in severance costs related to the work force reduction associated with the discontinuation of information technology services to TWA, due to American's acquisition of TWA's assets and the subsequent transition of its IT services business from us to American's provider. 2002 Adjusted EBITDA excludes $6.1 million related to severance costs associated with a voluntary severance program. Six months ended June 30, 2003 Adjusted EBITDA excludes $4.6 million in severance costs related to the work force reduction associated with decreased travel caused by several factors including the war in Iraq, concerns over SARS and the weakened economy. Six months ended December 31, 2003 Adjusted EBITDA excludes $0.1 million of non-cash stock-based compensation expense associated with shares of WTI restricted stock and options to purchase shares of WTI common stock that have been granted to certain of our employees. Nine months ended September 30, 2004 Adjusted EBITDA excludes: (i) $1.3 million in severance costs related to the work force reduction associated with the outsourcing of programming for certain applications and (ii) $2.5 million of non-cash stock-based compensation expense associated with shares of WTI restricted stock and options to purchase shares of WTI common stock that have been granted to certain of our employees. Adjusted EBITDA is reconciled directly to EBITDA as follows:

	Predecessor basis					Successor basis
	Year ended December 31,				Six months ended June 30, 2003	Three months ended September 30, 2003	Six months ended December 31, 2003	Nine months ended September 30, 2004
(Dollars in thousands)	1999	2000	2001	2002

						(unaudited)		(unaudited)
EBITDA	$172,215	$165,328	$164,003	$191,182	$81,825	$43,193	$60,805	$160,294
Post 9/11 work force reduction charge	—	—	7,160	—	—	—	—	—
Subscriber incentive program charge	—	—	8,199	—	—	—	—	—
Work force reduction charge	—	—	7,350	6,143	4,600	—	—	1,290
Non-cash stock-based compensation	—	—	—	—	—	—	134	2,501

Adjusted EBITDA	$172,215	$165,328	$186,712	$197,325	$86,425	$43,193	$60,939	$164,085

(7)
Adjusted EBITDA margin is the ratio of Adjusted EBITDA to total revenues.

(8)
The following table summarizes capital expenditures for the periods indicated:

	Predecessor basis					Successor basis
	Year ended December 31,				Six months ended June 30,	Three months ended September 30,	Six months ended December 31,	Nine months ended September 30,
(Dollars in thousands)	1999	2000	2001	2002	2003	2003	2003	2004

						(unaudited)		(unaudited)
Purchase of property and equipment	$52,284	$34,656	$22,337	$12,375	$4,236	$5,064	$15,961	$9,521
Assets acquired under capital leases	13,695	26,877	30,703	41,053	17,237	—	12,134	22,426
Capitalized software for internal use	1,141	5,693	3,613	3,056	1,367	1,395	1,395	1,994

Total capital expenditures	$67,120	$67,226	$56,653	$56,484	$22,840	$6,459	$29,490	$33,941

(9)
The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, "earnings" include income before taxes and income or loss from equity investees. "Fixed charges" include interest costs and such portion of rental expense as can be demonstrated to be representative of the interest factor.

Subsequent events

        During the first quarter of 2004, we announced a workforce reduction. This reduction was the result of improved organizational efficiency and the outsourcing of programming for certain applications. The total charge recorded for this workforce reduction, which affected approximately 125 employees, was $1,290,000 all of which was for severance and benefits. The $1,290,000 charge included $960,000 for the electronic travel distribution segment and $330,000 for the information technology services segment. At September 30, 2004, there was no remaining liability associated with this workforce reduction.

        On May 5, 2004, we announced that we had been informed by Expedia that Expedia intends to move a portion of its transactions to another GDS provider in order to diversify its GDS relationships beyond using a single provider to process substantially all of its GDS transactions. Expedia has not specified the volumes or percentages of volumes it intends to process through this other GDS. To date, the anticipated movement of Expedia's transactions has not yet occurred.

        Pursuant to a formal tax amnesty program with the Greek authorities, we recently reached a settlement of the outstanding assessments in an amount of approximately €7,775. The purchase agreement between the founding airlines and us provides that each of the founding airlines will severally indemnify us on a net after-tax basis from and against any of our taxes related to periods prior to the Acquisition. Because of this indemnity, we believe that the settlement payments made by us to the Greek authorities will be reimbursed by the founding airlines and will not have a material impact upon our business, financial position or results of operations.

        On January 10, 2005 WTI entered into a Note Redemption Agreement (the "Note Redemption Agreement") with Delta. Pursuant to the Note Redemption Agreement, WTI redeemed the 10% Subordinated Note due 2012 in an original principal amount of $45,000,000 issued by WTI to Delta on June 30, 2003, additional notes issued in lieu of cash interest and all accrued and unpaid interest up to January 10, 2005 for $36,137,000. We distributed $36,137,000 to WTI to finance this transaction. As a result of the extinguishment of debt, WTI will record a gain of $12,541 as non-operating income in its consolidated statement of operations for the quarterly period ending March 31, 2005.

        In connection with the closing under the Note Redemption Agreement, WTI, we and Delta entered into the Second Amendment to Delta Founder Airline Services Agreement, dated as of January 10, 2005 (the "FASA Amendment"), to amend the Founder Airline Services Agreement, dated as of June 30, 2003 (the "Delta FASA"), between us and Delta. The FASA Amendment provides a mechanism whereby we may recover amounts for which it is indemnified by Delta relating to Greek tax claims which have arisen with respect to periods prior to the Acquisition by WTI from Delta, Northwest and American. The FASA Amendment also provides that the Partnership may, at any time prior to December 31, 2005, elect to make a prepayment and terminate its obligation to provide ongoing credits against fees for services provided by us to Delta under the Delta FASA.

        In addition, WTI, WS Holdings LLC, Worldspan and Lehman Commercial Paper Inc., as administrative agent, entered into the First Amendment, Waiver and Consent, dated as of December 23, 2004 (the "Credit Agreement Amendment"), to the Credit Agreement, dated as of June 30, 2003 (the "Credit Agreement"). The Credit Agreement Amendment amends the Credit Agreement related to the term loan to provide that we may make the redemption under the Note Redemption Agreement and may repurchase up to an aggregate principal amount of $24,000,000 of its senior notes by December 31, 2005. The Credit Agreement Amendment also waives the requirement that we distribute any cash used to make the redemption under the Note Redemption Agreement or to redeem the senior notes, up to a total of $61,000,000, to the lenders as excess cash flow. Any portion of the $61,000,000 not used to make these redemptions shall be applied to reduce the amounts outstanding under the Credit Agreement by the end of 2005.

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Forward-looking statements
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Capitalization
Unaudited pro forma condensed consolidated financial statements
Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003
Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2003
Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2004
Unaudited pro forma condensed consolidated statement of operations for the twelve months ended September 30, 2004
Unaudited pro forma condensed consolidated balance sheet as of September 30, 2004
Notes to unaudited pro forma condensed consolidated financial statements (dollars in thousands)
Selected historical financial data